EXHIBIT 21

                              LIST OF SUBSIDIARIES







                                                    Jurisdiction of
          Name                                       Organization
          ----                                      ---------------

          AST Europe Limited                        United Kingdom
          AST Research (Far East) Limited           Hong Kong
          AST Computer (China) Limited              People's Republic of China
          AST Research France S.A.R.L.              France
          AST Research Deutschland GmbH             Germany
          AST Taiwan Ltd.                           Taiwan
          AST Research (Japan) K.K.                 Japan
          AST Research (Switzerland) S.A.           Switzerland
          AST Australia Pty. Limited                Australia
          AST Research Italia S.p.A.                Italy
          AST Canada Inc.                           Canada
          AST Middle East Limited                   United Arab Emirates (Dubai)
          AST de Mexico S.A. de C.V.                Mexico
          AST Benelux N.V.                          Belgium
          AST Research Spain, S.L.                  Spain
          AST Singapore Pte. Ltd.                   Singapore
          AST Sweden AB                             Sweden
          AST Denmark A/S                           Denmark
          AST Finland OY                            Finland
          AST Holdings Ireland Limited              Ireland
          AST Ireland Limited                       Ireland
          AST Distribution Ireland Limited          Ireland
          AST New Zealand Limited                   New Zealand
          AST Norway AS                             Norway
          AST Korea Ltd.                            Korea
          AST Computer and Services (M) Sdn. Bhd.   Malaysia
          AST Computer Netherlands B.V.             The Netherlands
          AST Innovations, Inc.                     United States